Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Class A Common Stock of Astra Space, Inc., dated as of November 16, 2023, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned, shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Dated: November 16, 2023

JMCM Holdings LLC
By:	/s/ Baldo Fodera
Name:	Baldo Fodera
Title:	Co-Manager

Alexander Morcos
By:	/s/ Baldo Fodera
Name:	Baldo Fodera
Title:	By Power of Attorney

/s/ Baldo Fodera
Baldo Fodera